SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

The Female Health Company
(Exact Name of Registrant as Specified in its Charter)

Wisconsin	39-1144397
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

515 North State Street, Suite 2225 Chicago, Illinois	60610
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, $.01 par value	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
☐

Securities Act registration statement file number to which this form relates:  __________.
        (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's common stock, par value $0.01 per share (the "Common Stock"), registered hereby is incorporated by reference to the description of the Common Stock set forth in the Registrant's Registration Statement on Form 8-A filed on September 28, 1990 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, and including any amendment or report filed for the purpose of updating such description.

Item 2.	Exhibits.

1.           Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to the Registrant's Form SB-2 Registration Statement filed with the Securities and Exchange Commission on October 19, 1999).

2.           Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant increasing the number of authorized shares of Common Stock to 27,000,000 shares (incorporated by reference to the Registrant's Form SB-2 Registration Statement filed with the Securities and Exchange Commission on September 21, 2000).

3.           Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant increasing the number of authorized shares of Common Stock to 35,500,000 shares (incorporated by reference to the Registrant's Form SB-2 Registration Statement filed on September 6, 2002).

4.           Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant increasing the number of authorized shares of Common Stock to 38,500,000 shares (incorporated by reference to the Registrant's March 31, 2003 Form 10-QSB).

5.           Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant designating the terms and preferences for the Class A Preferred Stock – Series 3 (incorporated by reference to the Registrant's March 31, 2004 Form 10-QSB).

6.           Amended and Restated By-Laws of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-18, Registration No. 33-35096, as filed with the Securities and Exchange Commission on May 25, 1990).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

            THE FEMALE HEALTH COMPANY

Date: July 6, 2007	BY /s/ O.B. Parrish
          O.B. Parrish, Chairman and
  Chief Executive Officer